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                                                                    EXHIBIT 23.2

                          Most Horowitz & Company, LLP
                          Certified Public Accountants
                           1133 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 972-7500
                               Fax: (212) 972-7050


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-2 of our report dated February 23, 2000, on the consolidated balance sheet of Univec, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended which report appears in Amendment No. 1 to Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in such prospectus.

/s/ Most Horowitz & Company, LLP
--------------------------------
Most Horowitz & Company, LLP
New York, New York

January 16, 2001